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                                                                   EXHIBIT 10.18


                          JAPAN DISTRIBUTION AGREEMENT

                           dated as of April 1, 2000

                                 by and between

                                 BAXTER LIMITED

                                      and

                            EDWARDS LIFESCIENCES LLC
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                                                   Page
                  TABLE OF CONTENTS                ----

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION......   3
ARTICLE II DISTRIBUTION OF PRODUCTS...............   8
ARTICLE III RESTRICTIONS ON EDWARDS; EXCLUSIVITY..   9
ARTICLE IV TERM...................................  10
ARTICLE V PRICES AND FEES.........................  10
ARTICLE VI INVOICING AND PAYMENTS.................  11
ARTICLE VII BAXTER'S DUTIES.......................  12
ARTICLE VIII EDWARDS' DUTIES......................  12
ARTICLE IX STANDARD OF CARE; CONSULTATION.........  13
ARTICLE X TRANSFER OF TITLE AND RISK OF LOSS......  13
ARTICLE XI WARRANTIES.............................  14
ARTICLE XII TRADEMARKS............................  14
ARTICLE XIII TERMINATION..........................  15
ARTICLE XIV INDEMNITY.............................  17
ARTICLE XV COMPLIANCE WITH LAWS...................  22
ARTICLE XVI INSURANCE.............................  24
ARTICLE XVII FORCE MAJEURE........................  24
ARTICLE XVIII CONFIDENTIALITY.....................  25
ARTICLE XIX LIMITATION OF LIABILITY AND REMEDIES..  26
ARTICLE XX DISPUTE RESOLUTION.....................  28
ARTICLE XXI ASSIGNMENT............................  29
ARTICLE XXII MISCELLANEOUS PROVISIONS.............  29

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                             EXHIBITS AND SCHEDULES

Exhibits
--------

Exhibit A -- Japanese Edwards Business
Exhibit B -- Reporting Positions


Schedules
---------

Schedule A -- Baxter's Duties
Schedule B -- Edwards' Duties
Schedule C -- Products
Schedule D -- Product Prices
Schedule E -- Service Levels

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                         JAPAN DISTRIBUTION AGREEMENT

     THIS JAPAN DISTRIBUTION AGREEMENT (this "Agreement"), dated as of April 1, 2000 (the "Effective Date"), is by and between Baxter Limited, a Japanese corporation with its principal offices at __________________ ("Baxter Japan"), and Edwards Lifesciences LLC, a Delaware limited liability company with its principal offices at ___________________ ("Edwards").

                                    RECITALS

     Prior to the Effective Date, Baxter Japan performed certain sales, marketing, customer service, and distribution functions in connection with Edwards' business.

     Baxter (as defined below) is willing to continue to perform such functions without interruption commencing as of the Effective Date, provided that Edwards is willing to commit to supplying Edwards' products to Baxter on a long-term basis.

     Baxter and Edwards desire that Baxter continue to perform such functions as Edwards' distributor pursuant to the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Baxter and Edwards agree as follows:

                                   ARTICLE I
                      DEFINITIONS; RULES OF CONSTRUCTION

     1.1  Definitions.  As used in this Agreement:

          (a) "Action" shall mean any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

          (b) "Administrative and Legal Requirements" shall mean any applicable laws, statutes, regulations, rules, codes (including the Fair Competition Code approved by the Japan Fair Trade Commission), ordinances or orders enacted, adopted, issued or promulgated by any court or Governmental Body.

          (c) "Affiliate" shall mean any Person controlling, controlled by, or under common control with another Person. For the purpose of this definition and
Section 13.1(b), the term "control" means the power to direct the management of a Person, directly or indirectly, whether solely through the ownership of voting securities (as in the case of a subsidiary), by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to

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the foregoing. Edwards Lifesciences and Baxter International shall not be deemed to be Affiliates of each other.

          (d) "Agreed Accounting Principles" shall mean Japanese generally accepted accounting principles consistently applied, provided that, with respect to any matter as to which there is more than one generally accepted accounting principle, Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the Valuation Date Balance Sheet attached to the Japan Option Agreement; [provided further that, notwithstanding the foregoing, Agreed Accounting Principles shall include the accounting policies and be subject to the exceptions described in Schedule __]; and provided further that, for purposes of the Agreed Accounting Principles, no known adjustments for items or matters, regardless of the amount thereof, shall be deemed to be immaterial.

          (e) "Annual Budget" shall mean, with respect to any business of Baxter Japan, the operating budget for such business approved pursuant to the normal annual budgeting process.

          (f) "Baxter" shall mean whichever of the following is the party-in-interest hereunder at any given time: (i) Baxter Japan, (ii) Baxter Japan's direct or indirect successor-in-interest, or (iii) Baxter Japan's direct or indirect assignee pursuant to ARTICLE XXI.

          (g) "Baxter International" shall mean Baxter International Inc., a Delaware corporation.

          (h) "Baxter Japan" shall have the meaning set forth in the preamble to this Agreement.

          (i) "Baxter Japan Officer or Director" shall mean any officer or director of Baxter Japan who is not a CVG Japan Employee.

          (j) "Competitor" shall mean, with respect to Edwards, any Person to whom a Transfer of the exclusive distribution rights hereunder would violate the prohibitions on such relationships set forth in Part 3 of Chapter 1 (Sole Distributorship Contract Between Competitors) of the Japan Antimonopoly Act Guidelines Concerning Distribution Systems and Business Practices.

          (k) "Contract Year" means the period from the Effective Date through March 31, 2001, and each twelve-month period commencing upon April 1 of the year 2001 and each year thereafter during the Term.

          (l) "CVG Japan Employee" shall mean the employees of Baxter Japan who are assigned to the Edwards division of Baxter Japan.

          (m) "Edwards" shall have the meaning set forth in the preamble to this Agreement.

          (n) "Edwards Lifesciences Corporation" shall mean Edwards Lifesciences Corporation, a Delaware Corporation.

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          (o)  "Edwards Optionholder" shall mean Edwards Lifesciences Limited, a
Japanese corporation.

          (p) "Expenses" shall mean any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

          (q) "Governmental Body" shall mean any national, prefectural, or other governmental authority or regulatory body.

          (r) "Harm to Reputation" shall mean a loss in the fair value of the goodwill associated with the Japanese Edwards Business or the Other Japanese Businesses, as the case may be, but not including any loss in value attributable to Lost Profits for which indemnification is available pursuant to clause (a) or
(b) of Section 14.1 or clause (i) or (ii) of Section 14.2(a), as the case may be.

          (s) "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier, (ii) paid by an insurance carrier on behalf of the insured or (iii) received from any third Person in the nature of insurance, contribution or indemnification in respect of any Liability, in each such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

          (t) "Japan Option Agreement" shall mean the Option Agreement dated as of April 1, 2000, by and between Baxter Japan and Edwards Optionholder.

          (u) "Liability" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          (v) "Japanese Edwards Business" shall mean the business of the Cardiovascular Group of Baxter International Inc. in Japan, all as more specifically described in Exhibit A hereto, together with any additional businesses undertaken after the date hereof by the Edwards division of Baxter Japan.

          (w) "Losses" shall mean any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, and shall include (i) for the purpose of clauses (a) and (b) of Section 14.1 and clauses (i) and (ii) of Section 14.2(a) only, Lost Profits for any period during which the sales activities of Baxter Japan are suspended or restricted by any Governmental Body, and (ii) for the

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purpose of clauses (a) and (b) of Section 14.1 and clauses (i) and (ii) of
Section 14.2(a) only, Harm to Reputation.

          (x) "Lost Profits" shall mean, for any period during which the sales activities of the Japanese Edwards Business or the Other Japanese Businesses are suspended or restricted by any Governmental Body, the amount by which (i) its Projected Profit for such period exceeds (ii) its actual income (loss) before income taxes for such period, determined in accordance with the Agreed Accounting Principles.

          (y) "Mutually Approved President" shall mean any person appointed as President of the Edwards division of Baxter Japan and approved in writing by Edwards.

          (z)  "Notice" shall mean notice given in accordance with Section 22.1.

          (aa) "Option Period" shall mean the period from the Effective Date through and including the earlier of (i) the closing of the transactions contemplated by the Japan Option Agreement, and (ii) the expiration of the Exercise Period under the Japan Option Agreement.

          (bb) "Other Japanese Business" shall mean all businesses of Baxter Japan other than the Japanese Edwards Business.

          (cc) "Person" shall mean an individual, corporation, partnership, limited liability company, unincorporated syndicate, association or organization, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group of Persons acting in concert.

          (dd) "Products" shall mean the products manufactured by or on behalf of Edwards and set forth in Schedule C (as amended from time to time in accordance with the terms of this Agreement) together with the parts and components necessary for the repair and replacement thereof.

          (ee) "Product Line" shall mean a group of Products in Schedule C designated as a product line.

          (ff) "Projected Profit" shall mean, for any period and business, the projected income (loss) before income taxes of such business for such period, as shown in the most recent Annual Budget for such business (the "Budgeted Profit") multiplied by a fraction, the numerator of which shall be the actual income
(loss) before income taxes for such business for the most recent twelve months ending prior to such period and the denominator of which shall be the Budgeted Profit for such twelve months; provided, however, that if, as a result of an event (such as a material acquisition or disposition) occurring after the approval of the Annual Budget for any business, such Annual Budget is no longer representative of the expected income (loss) before income taxes of such business, the Projected Profit shall be an amount, determined pursuant to the Dispute Resolution procedures in ARTICLE XX, that fairly represents the income
(loss) before income taxes that such business would have earned in the relevant period if the event or state of facts giving rise to the claim for Lost Profits had not occurred. If Projected

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Profit is determined pursuant to ARTICLE XX, all relevant factors, including the
Annual Budget, any updated forecasts and actual performance of the business prior to the relevant period, shall be taken into account. For the avoidance of doubt, Projected Profit shall not take into account any event or state of facts that gives rise to the claim for which Lost Profits are sought.

          (gg)  "Tax" shall mean:

          (i) any federal, state, local or foreign net income, gross income, gross receipts, consumption, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and

          (ii) any liability of either party for the payment of amounts with respect to payments of a type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of either party under a tax sharing arrangement or tax indemnity arrangement.

          (hh) "Term" shall mean the period of time provided in ARTICLE IV hereof, including any and all extensions thereof.

          (ii) "Territory" shall mean the country of Japan.

          (jj) "Third-Party Claims" shall mean any and all Actions by, and liabilities to, third parties.

          (kk) "Transfer" shall mean any assignment, transfer, sale or other disposition to a Person that is not an Affiliate of the transferor, including any transfer by way of merger or consolidation or otherwise by operation of law.

     1.2 Other Terms. Terms defined in other Sections (or in any Schedule) will have the meanings therein provided.

     1.3 Rules of Construction. In this Agreement, unless a clear, contrary intention appears:

          (a)  the singular number includes the plural number and vice versa;

          (b) reference to any Person includes such Person's successors and assigns that are permitted by this Agreement;

          (c)  reference to any gender includes the other gender;

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          (d)  reference to any Section or Schedule means such Section of this
Agreement or such Schedule to this Agreement, as the case may be, and reference in any Section or other provision to any clause means such clause of such Section or provision;

          (e) "herein," "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

          (f) "including" (and with correlative meaning "include") means "including but not limited to";

          (g) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including";

          (h) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

          (i) accounting terms used herein shall have the meanings historically attributed to them by Baxter International and its subsidiaries based upon Baxter International's internal financial policies and procedures in effect prior to the date of this Agreement;

          (j) the provisions contained in the Schedules shall control over any conflicting provisions contained in the body of this Agreement; and

          (k) the headings contained in this Agreement are for reference only and are not to be used in construing this Agreement.

     1.4 Construction. The parties acknowledge that they negotiated this Agreement with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either party shall apply. Subject to Section 22.5, this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the parties after substantial negotiations and with full awareness by the parties of the terms and provisions hereof and the consequences thereof.

                                  ARTICLE II
                           DISTRIBUTION OF PRODUCTS

     2.1 Grant of Distribution Rights. With respect to sales of all Products in the Territory, Edwards hereby grants to Baxter and Baxter hereby accepts the right (which shall be exclusive except as provided herein) to distribute the Products to customers in the Territory. In connection therewith, Baxter shall perform sales support, marketing support, customer service, physical distribution, and distribution-related activities as set forth in ARTICLE VII.

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     2.2  Exceptions and Limitations. Edwards reserves all rights not expressly granted to Baxter hereunder. Subject to Section 21.3, Baxter may appoint subagents or subdistributors to fulfill its obligations hereunder, provided that Baxter shall be responsible for the acts and omissions of such subagents and subdistributors, if any, as if such subagents and subdistributors were employees of Baxter.

     2.3 Relationship. Baxter shall maintain the principal contractual relationship with the customer for sales, sales support, credit, collections, and customer service in connection with the provision of the Products. Edwards shall use reasonable efforts to cooperate with Baxter and to facilitate Baxter's fulfillment of its obligations hereunder.

                                  ARTICLE III
                     RESTRICTIONS ON EDWARDS; EXCLUSIVITY

     3.1  Restrictions on Edwards.

          (a) Edwards and Edwards Lifesciences shall not, and shall cause their Affiliates, and any other Person acting on behalf of any of them or their Affiliates, not to distribute or grant, directly or indirectly, to any Person other than Baxter the right to distribute the Products to customers in the Territory, provided that Edwards shall have the right:

          (i) to distribute Products to customers within the Territory other than through Baxter if and to the extent Baxter is unable to so distribute the Products due to (A) regulatory requirements; or (B) Baxter being otherwise prohibited or prevented from selling and/or distributing the Products to any customer or class of customers other than by customer decision;

          (ii) to sell and distribute Products to customers within the Territory other than through Baxter if (A) Baxter's rights under this Agreement are assigned to a Competitor, or (B) Baxter becomes a Competitor by selling products other than the Products; and

          (iii) except as set forth in Section 3.3, sell and distribute products that are not Products as defined herein through relationships that do not include Baxter.

          (b) This Agreement shall in no way limit the right of Edwards and its Affiliates to market, sell, or otherwise distribute the Products outside the Territory.

     3.2 Exceptions. Edwards shall have the right to request exceptions to the foregoing restrictions on a case-by-case basis in connection with sales to specific customers. Such exceptions shall require written approval of Baxter's President, but such approval shall not be unreasonably withheld.

     3.3  Product Exclusivity.

          (a) Prior to directly or indirectly selling or distributing to customers in the Territory any product (other than a Product) developed by Edwards or manufactured by or on behalf of Edwards, Edwards shall notify Baxter's President regarding Edwards' intent with respect to such product. Baxter shall have the right, but not the obligation, to add such product

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to Schedule C and this Agreement, and if so added, such product shall be deemed to be one of the Products. Edwards may delete from Schedule C and this Agreement any Product, the manufacture and sale of which has been generally discontinued by Edwards. On or before November 30 of each Contract Year, Edwards shall provide to Baxter an updated version of Schedule C including any Product additions or deletions expected to occur in the subsequent Contract Year. In addition, Edwards shall notify Baxter at least 90 days prior to generally discontinuing the manufacture and sale of any Product.

          (b) If Edwards or Edwards Lifesciences is Transferred, then, in connection with any product of the transferee (or any of its Affiliates) that is directly or indirectly sold or distributed to customers in the Territory and is in the same domestic market (as such term is used in the Japan Antimonopoly Act Guidelines Concerning Sole Distributorship) as the Products (each a "Transferee Product"), Baxter shall have the right, but not the obligation, to add such Transferee Product to Schedule C and this Agreement, and if so added, such Transferee Product shall be deemed to be one of the Products. Notwithstanding the foregoing, if a Transferee Product is subject to sale or distribution to customers in the Territory pursuant to an agreement between a third-party distributor and the transferee (or its Affiliate), then the foregoing right of Baxter shall not apply to such Transferee Product during the term of such agreement provided that (i) such agreement was entered into by such third-party distributor and such transferee (or its Affiliate) more than 90 days prior to such Transfer; (ii) such transferee (or its Affiliate) shall not extend or renew the term of such agreement during or after the 90-day period immediately prior to such Transfer; and (iii) such transferee shall exercise any right of termination or nonrenewal in connection with such agreement to be effective as soon as possible after such Transfer.

                                  ARTICLE IV
                                     TERM

     The term of this Agreement (the "Term") shall commence on the Effective Date and, except as otherwise provided herein, expire at the end of the day on March 31, 2015.

                                   ARTICLE V
                                PRICES AND FEES

     5.1 Product Prices. For each Product ordered by Baxter and supplied by Edwards, Baxter shall pay to Edwards the applicable purchase price set forth in Schedule D.

     5.2  Price Changes.

          (a) The purchase prices that Baxter shall pay to Edwards for the Products shall be adjusted effective on January 1 of each Contract Year and shall apply to all Products purchased by Baxter during such Contract Year. The purchase price for each Product shall be set using a resale price method pursuant to which the purchase price to be paid by Baxter to Edwards shall be determined by applying a discount (the "Percentage Discount") to an estimate of the Average Sales Price ("ASP") charged by Baxter to a third-party customer during the Term.

          (b) The Percentage Discount shall be calculated for each Contract Year and shall be set at a level designed to yield to Baxter an overall net operating profit with respect to

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such sales of the Products by the Edwards division of Baxter Japan that will be equivalent, as a percentage of sales, to the simple average of the net operating profit of the cardiovascular division of Baxter Japan for the years 1990 through 1997. The Percentage Discount may vary from Product to Product, as mutually agreed by the parties, so long as the overall projected result is consistent with this target. For each Contract Year, Edwards, in consultation with Baxter, shall prepare the estimates of the ASP for each Product and the sales volume for each Product. For each Contract Year, Baxter, in consultation with Edwards and based upon Edwards' estimates of sales volumes, shall prepare the estimates of Baxter's Costs to distribute the Products and the total sales discounts, returns and allowances for the Products.

          (c) The purchase prices paid by Baxter for the Products shall be subject to a quarterly adjustment to produce a margin to Baxter that is equivalent to that which would have resulted if the actual ASPs for such quarter were equal to the estimated ASPs used in determining the Percentage Discount.

     5.3 Other Fees. Edwards shall pay or reimburse Baxter for any other fees, costs or expenses set forth in this Agreement including paying to Baxter any agreed-upon amounts in connection with the FCA services described in Section 5.3 of Schedule A.

                                  ARTICLE VI
                            INVOICING AND PAYMENTS

     6.1 Invoicing. Edwards shall bill Baxter by submitting invoices to Baxter for payment of amounts due under this Agreement. Such invoices will specify the Products ordered and Baxter's purchase order number and will be accompanied by or be followed by such other supporting detail as Baxter may reasonably request.

     6.2 Payment. Baxter will pay or cause its Affiliates to pay all amounts due pursuant to this Agreement within 60 days after the date of each invoice hereunder.

     6.3 Overdue Payments. If any amounts due hereunder have not been received by the due date, such overdue amounts shall bear interest from the due date at the rate of 1% per month, or portion thereof, until received.

     6.4 Disputed Amounts. Either party shall have the right to withhold any amounts due hereunder if such party in good faith disputes the amount claimed by the other party to be due hereunder and such party notifies the other party of such dispute on or before the applicable due date. The foregoing right to withhold payment of disputed amounts shall be limited to amounts disputed in good faith, and interest will accrue in accordance with Section 6.3 and be payable on the net amount determined to be due. Any such dispute shall be resolved in accordance with ARTICLE XX.

     6.5 Suspension of Performance. In addition to any other rights available to it at law or in equity, upon ten days' prior Notice to Baxter, Edwards may cease acceptance of orders and suspend supply of Products hereunder if an undisputed amount due hereunder has not been paid by Baxter within 30 days after its due date, and such suspension may continue until such payment has been made.

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     6.6  No Acknowledgement.  Neither payments made by Baxter nor the acceptance of payments by Edwards in the amount of or less than the amount shown on any invoice from Edwards shall be construed as an acceptance or agreement with the amount so stated or the amount received. Either party may recover from the other the amount of any overpayment or underpayment. Without limiting the generality of the foregoing, Edwards may supplement any invoice it renders to Baxter hereunder for less than the full amount to which it is entitled; provided that such supplement is made within a reasonable time after the date of the invoice being supplemented.

     6.7 Audit. Either party may audit the other party's books and records to the extent necessary to determine such other party's compliance with the terms of this Agreement. In addition, Baxter may inspect or review Edwards' production and quality control processes and records, and such inspection or review shall be deemed to be an "audit" subject to the terms of this Section 6.7. The party performing the audit may use independent auditors who may participate fully in such audit. If an audit is proposed with respect to information which the party to be audited wishes not to disclose to the other party ("Restricted Information"), then on the written demand of the party to be audited, the individuals conducting the audit with respect to Restricted Information will be limited to the independent auditors of the party requesting the audit. In such event, the party to be audited shall pay the costs of the independent auditors conducting such audit, but only with respect to that portion of the audit relating to the Restricted Information. Such independent auditors shall enter into an agreement with the parties hereto, on terms that are agreeable to both parties hereto, under which such independent auditors shall agree to maintain the confidentiality of the information obtained during the course of such audit and establishing what information such auditors will be permitted to disclose to report the results of any audit of Restricted Information to the party requesting the audit. Any such audit shall be conducted during regular business hours and in a manner that does not interfere unreasonably with the operations of the party being audited. Each party may perform such an audit one time in each twelve-month period during the Term; provided that a party may perform an additional audit at any time if the preceding audit reveals a failure to conform to the terms of this Agreement. Each audit shall begin upon the date specified by the auditing party in a Notice to the other party a minimum of 30 days prior to the commencement of the audit and shall be performed diligently and in good faith and shall be completed within a reasonable period of time.

                                  ARTICLE VII
                                BAXTER'S DUTIES

     During the Term, Baxter shall maintain the facilities and personnel necessary to fulfill its obligations and responsibilities hereunder including the duties set forth in Schedule A.

                                 ARTICLE VIII
                                EDWARDS' DUTIES

     During the Term, Edwards shall maintain the facilities and personnel necessary to fulfill its obligations and responsibilities hereunder including the duties set forth in Schedule B.

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                                  ARTICLE IX
                         STANDARD OF CARE; CONSULTATION

     9.1 General. Each party will use (and will cause its Affiliates to use) commercially reasonable efforts in the performance of its obligations hereunder and will do so with the same degree of care, skill and prudence customarily exercised when engaged in similar activities for itself and its Affiliates. Subject to the provisions of ARTICLE XIX, if a party's performance is inaccurate, incomplete, or untimely, such party shall, if practicable, promptly perform or reperform such obligations. In performing its responsibilities hereunder, each party shall accord the other party and such other party's Affiliates the same priority as it provides itself and its Affiliates under comparable circumstances. Without limiting the generality of the foregoing, in connection with its performance hereunder, neither party will discriminate against the other party or any of such other party's Affiliates solely because the other party or one of such other party's Affiliates is the recipient of such performance. The parties shall consult with each other with respect to performance of their obligations hereunder. Each party shall give due consideration to any suggestion by the other to improve performance.

     9.2 Overall Level of Service. Each party will use commercially reasonable efforts to perform its obligations with the same levels of efficiency, accuracy and effectiveness as such obligations were performed immediately prior to the effective date of this Agreement. In addition, Baxter will use commercially reasonable efforts to perform its obligations in accordance with the service levels set forth in Schedule E but shall not be liable for damages caused by any failure to meet the specified service levels in the absence of gross negligence or willful misconduct. The parties agree to consult with each other with respect to such service levels and their respective performance in attaining same. Each party shall consider any suggestion by the other to improve such party's performance, but such party shall have no obligation to accept or implement any such suggestion that it does not, in its sole discretion, deem advisable and in its best interests.

     9.3 Annual Meetings. Baxter and Edwards shall hold an annual meeting to discuss (a) the performance of the Japanese Edwards Business as well as product and market developments relevant to the coming year's operations, and (b) budget projections affecting the projected price discounts. The annual meeting shall be held at Edwards Lifesciences headquarters in Irvine, California, or at such other location as the parties may agree, and shall be attended by the CEO and General Counsel of each of Baxter International and Edwards Lifesciences (or their respective designees) and the Representative Directors of Baxter Japan. The date of the annual meeting shall be determined by mutual agreement of the parties.

                                   ARTICLE X
                       TRANSFER OF TITLE AND RISK OF LOSS

     Title to the Products and the risk of loss of such Products shall transfer from Edwards to Baxter at the time that Baxter or Baxter's designee takes delivery of the Products from Edwards DDU at the port of entry in Japan.

                                  ARTICLE XI
                                  WARRANTIES

     11.1 Product Warranty. The following shall apply to all Products sold or transferred to Baxter Japan prior to or after the Effective Date. Edwards warrants to Baxter that, at the time of delivery to Baxter (or Baxter's designee): (a) the Products have been manufactured by Edwards in accordance with Good Manufacturing Practices as required by the United States Food and Drug Administration and Edwards quality control processes and standards which processes and standards shall meet the minimum requirements of the Ministry of Health and Welfare of Japan for medical devices and associated products; (b) the Products conform to the Product specifications in all material respects; (c) the Products will be free from defects in materials and workmanship under normal use and service for a period of twelve months commencing on the date that such Products are received by Baxter Japan; (d) the Products shall not be subject to expiration for a minimum of nine months thereafter; (e) the design and material of product packaging (and the quality systems and procedures governing packaging and transportation operations) are adequate to prevent damage to the Products including moisture damage, insect damage, and/or contamination with dust or dirt; and (f) Edwards shall have good and marketable title to all Products free and clear of all liens or encumbrances (other than any created by Baxter).

     11.2 Disclaimer. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL EDWARDS BE LIABLE TO BAXTER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

     11.3 Limitation of Liability. ANY LIABILITY OF EDWARDS TO BAXTER UNDER THE WARRANTY CONTAINED IN THIS ARTICLE XI SHALL BE LIMITED TO THE TOTAL PRICE PAID BY BAXTER FOR THE PRODUCTS THAT ARE THE SUBJECT OF SUCH LIABILITY PLUS ALL COSTS FOR FREIGHT AND OTHER DIRECT EXPENSES INCURRED BY BAXTER WITH RESPECT TO SUCH PRODUCTS. SUBJECT TO THE FOREGOING, IF, AT THE TIME OF DELIVERY TO BAXTER (OR BAXTER'S DESIGNEE), A PRODUCT FAILS TO CONFORM IN ALL MATERIAL RESPECTS TO THE PRODUCT SPECIFICATIONS, THEN EDWARDS SHALL EITHER (AT EDWARDS' OPTION) (a) REPLACE SUCH PRODUCT WITHOUT ANY ADDITIONAL CHARGE TO BAXTER, OR (b) REFUND TO BAXTER THE PURCHASE PRICE PLUS ALL COSTS FOR FREIGHT AND OTHER DIRECT EXPENSES INCURRED BY BAXTER.

                                  ARTICLE XII
                                   TRADEMARKS

     12.1 Ownership. Baxter acknowledges that Edwards or its Affiliates are the owners or licensees of the trademarks and trade names that Edwards and its Affiliates use in the promotion and sale of the Products hereunder, and that Baxter has no right or interest in such trademarks or trade names. Prior to using any such trademarks or trade names, Baxter shall provide to Edwards specimens of the proposed use of such trademarks or trade names, and Baxter shall not use such trademarks or trade names unless Edwards approves in writing of each such proposed use, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing (a) Edwards hereby grants to Baxter Japan the limited right during the Term to use the EDWARDS or EDWARDS LIFESCIENCES mark in connection with and to refer to the operating division of Baxter Japan that engages in the Japanese Edwards Business (i.e., the Edwards division of Baxter Japan or similar uses); and (b) Edwards hereby grants to Baxter during the Term the exclusive, limited right to use the EDWARDS and EDWARDS LIFESCIENCES marks in the Territory in connection with the Japanese Edwards Business. Baxter Japan's and Baxter's rights to use such Edwards marks shall be subject to all reasonable usage guidelines communicated by Edwards to Baxter Japan and Baxter, respectively. Edwards shall not grant to any third-party the right to use such Edwards marks in the Territory during the Term in connection with the development, manufacture, marketing, sales or support of products that are competitive with or otherwise related to the Products hereunder or any other products or services of the Japanese Edwards Business.

     12.2 Infringement. Baxter shall notify Edwards promptly of any infringement or improper use by any third party of the trademarks or trade names connoting Edwards if it comes to Baxter's attention that such infringement or improper use is taking place. In connection therewith, Baxter shall provide to Edwards all related information of which Baxter has knowledge. Edwards shall have sole discretion and control with regard to any proceedings related to infringement or improper use of its trademarks and trade names. Baxter may choose to be represented by its own counsel in any such proceedings, but such representation shall be solely at Baxter's expense.

     12.3 Equitable Remedies. Baxter acknowledges that Edwards may not have an adequate remedy at law for the breach by Baxter of any covenant contained in
Section 12.1. Accordingly, if Baxter breaches any such covenant, Edwards may, in addition to the other remedies that may be available to Edwards, file a suit in equity to enjoin Baxter from any further breach of any of the terms of
Section 12.1.

                                 ARTICLE XIII
                                  TERMINATION

     13.1  Change in Control.

           (a)   General.

           (i) In the event of a Change in Control of Edwards, Edwards shall give Notice to Baxter within 30 days after the occurrence of such Change in Control. Baxter may terminate this Agreement in whole, or solely with respect to Edwards' rights set forth in Section 7 of Schedule A, in the event of any such Change in Control with respect to Edwards by giving Notice of such termination to Edwards as provided below.

           (ii) Baxter may exercise the rights of termination described in the preceding paragraph (i) by providing to Edwards a Notice of termination, specifying the date of termination, at any time within the 60-day period immediately following the receipt by

     Baxter of the applicable Notice of Change in Control given by Edwards pursuant to the first sentence of Section 13.1(a)(i).

           (iii) The date of termination specified by Baxter in the Notice of termination for a termination in whole shall be the last day of a calendar month that is not earlier than the third full calendar month following the date of the Notice of termination and not later than the sixth full calendar month following the date of the Notice of termination. The date of termination specified by Baxter in the Notice of termination for a termination solely with respect to Edwards' rights set forth in Section 7 of Schedule A shall be the last day of a calendar month that is not earlier than the first full calendar month following the date of the Notice of termination and not later than the third full calendar month following the date of the Notice of termination.

           (b) Definitions. For purposes hereof, "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any Person or Persons of more than 30% of the voting stock of either party to this Agreement or any person that controls either party, other than such an acquisition by a Person that is controlled by the Ultimate Parent of such party, (ii) any merger or consolidation involving the Ultimate Parent of Edwards or any Affiliate of such Ultimate Parent that requires a vote of the stockholders of the Ultimate Parent of Edwards, (iii) the acquisition by the Ultimate Parent of Edwards of any Person that constitutes a "significant subsidiary" of such Ultimate Parent within the meaning of Rule 1-02(w) of Regulation S-X of the Regulations of the Securities and Exchange Commission, substituting 50 percent for 10 percent in the tests used therein to determine significant subsidiary, and (iv) the sale, assignment, transfer or other disposition (including any disposition through a merger) of all or substantially all of the business and assets of any Person that controls Edwards. "Ultimate Parent" means Baxter International in the case of Baxter and Edwards Lifesciences in the case of Edwards.

           (c) Confidential Information. During the period commencing with any such Change in Control and continuing through the end of the Term (and thereafter, if appropriate), Edwards shall take any and all action reasonably requested by Baxter to protect any confidential information of Baxter from disclosure to or use by any Affiliate of Edwards other than a Person that, immediately prior to the occurrence of the Change in Control, was an Affiliate of Edwards that regularly accessed such confidential information for a reasonable business purpose.

     13.2 Other Terminations. Each party shall have the right to terminate this Agreement effective upon delivery of Notice to the other party if the other party materially defaults in the performance of any of its covenants or obligations contained in this Agreement (including a failure to comply with the Foreign Corrupt Practices Act (as amended)), and such default is not remedied to the nondefaulting party's reasonable satisfaction within 30 days after Notice to the defaulting party of such default, or if such default is not capable of rectification within 30 days, if the defaulting party has not promptly commenced to rectify the default within such 30-day period or is not proceeding diligently to rectify the default.

    13.3 Procedures Upon Termination. Upon any termination of this Agreement, each party shall complete its work in process and otherwise cooperate with the other party as reasonably necessary to avoid disruption of the normal business operations of such other party, and such termination shall not affect either party's rights that arose prior to the effective date of such termination. Except as otherwise required pursuant to ARTICLE XVIII and
Section 22.10, each party shall destroy or return to the other party all records made or obtained in the course of performance hereunder that contain information that is protected from disclosure by such party under ARTICLE XVIII. If either party elects to destroy any records as permitted above, such party shall provide the other party with written confirmation of such destruction.

     13.4 Continued Service. If this Agreement expires or is terminated pursuant to this ARTICLE XIII, Baxter and Edwards shall comply fully with this Agreement and use reasonable efforts to adequately service existing customers of the Products until such expiration or termination becomes effective. Edwards shall reimburse Baxter for (a) any termination or severance payments actually paid by Baxter to any CVG Japan Employees as a result of the termination or expiration of this Agreement, and (b) any Losses incurred by Baxter as a result of Baxter's inability to terminate the employment of any CVG Japan Employees following such termination or expiration.

     13.5 Sell-Off. Notwithstanding any provision of this Agreement or any other agreement between Baxter, Edwards, and/or their respective Affiliates, the parties acknowledge that Baxter and its Affiliates shall be entitled to continue to sell or otherwise dispose of the Products within the Territory from and after the effective date of the expiration or termination of this Agreement if such Products were owned by Baxter on the date of such expiration or termination; provided that Baxter shall not substantially increase its inventory of Products in anticipation of such expiration or termination.

                                  ARTICLE XIV
                                   INDEMNITY

     14.1 Baxter's Obligation. Except as provided in Section 14.2(a)(v)(B), Baxter shall indemnify and hold harmless Edwards and each of its Subsidiaries, Affiliates, directors, officers, employees, agents and counsel and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Edwards Indemnified Parties"), from and against any and all Expenses or Losses incurred or suffered by Edwards (and/or one or more of the Edwards Indemnified Parties), in connection with, relating to, arising out of or due to, directly or indirectly, any of the following items:

           (a) any fines, penalties or other sanctions imposed by a Governmental Body that (i) arise out of the operation of the Other Japanese Businesses during the Option Period and (ii) affect the Japanese Edwards Business;

           (b) any failure of the Other Japanese Businesses to comply, during the Option Period, with any applicable Administrative and Legal Requirements;

           (c) any exercise of control or influence over the operation of the Japanese Edwards Business during the Option Period by a Baxter Japan Officer or Director, without the approval of the Mutually Approved President; and

           (d)  any and all Third-Party Claims that arise out of or relate to:

           (i) any actual or alleged patent, copyright or trademark infringement, or misappropriation or violation of any other proprietary right, arising out of Baxter's performance pursuant to this Agreement (but not arising out of or relating to any of the proprietary rights in the Products as delivered); or

           (ii) any tort claim (including any claim for personal injury, wrongful death or property damage) to the extent such claim arises from any grossly negligent act or omission or willful misconduct by Baxter (or its employees or agents) in the course of its performance pursuant to this Agreement, including any misrepresentation concerning the characteristics or method of usage of Products or relating to the storage, handling or delivery of Products.

     14.2  Edwards' Obligation.

           (a) Except as provided in Sections 14.2(b) and 14.4, Edwards shall indemnify and hold harmless Baxter and each of its Subsidiaries, Affiliates, directors, officers, employees, agents and counsel and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Baxter Indemnified Parties"), from and against any and all Expenses or Losses incurred or suffered by Baxter (and/or one or more of the Baxter Indemnified Parties), in connection with, relating to, arising out of or due to, directly or indirectly, any of the following items (and to the extent related to Products shall apply to all Products sold or transferred to Baxter Japan prior to or after the Effective Date):

           (i) any fine, penalties or other sanctions imposed by a Governmental Body that (A) arise out of the operation of the Japanese Edwards Business during the Option Period and (B) affect the Other Japanese Businesses;

           (ii) any failure of the CVG Japanese Business to comply, during the Option Period, with any applicable Administrative and Legal Requirements;

           (iii) any exercise of control or influence over the operation of Other Japanese Businesses during the Option Period by an officer or director of the Edwards division of Baxter Japan and without the approval of Baxter's President;

           (iv) any claim or Action that is brought by a CVG Employee against Baxter Japan and that relates to or arises out of events that occurred prior to the end of the Option Period, other than a claim or Action that arises out of an event or action described in Section 14.1(c); and

           (v)  any and all Third-Party Claims that arise out of or relate to:

                (A) any tort claim (including any claim for personal injury, wrongful death or property damage) to the extent such claim arises from any grossly negligent act or omission or willful misconduct by Edwards (or its employees or other agents) in the course of its performance pursuant to this Agreement;

                (B)  defects in the Products;

                (C) any actual or alleged patent, copyright or trademark infringement, or misappropriation or violation of any other proprietary right related to a Product;

                (D) any actual or alleged breach of any warranty (including written warranties included within the Product packaging) or obligation, if any, accompanying the Products, subject to the limitations in ARTICLE XI to the extent provided therein; and

                (E) any claim for personal injury, wrongful death or property damage arising out of the use of a Product.

Expenses shall be reimbursed or advanced when and as incurred promptly upon submission of statements to Edwards by Baxter or any Baxter Indemnified Party.

           (b) Notwithstanding the foregoing, none of the Baxter Indemnified Parties shall be entitled to indemnification under clause (i), (ii) or (iii) of
Section 14.2(a) for (i) any Expenses or Losses that are included in the Profits and Losses allocated under the TK Agreement or (ii) any period during which Baxter or its Affiliates shall cause (A) the President of the Edwards division of Baxter Japan to be someone other than a person approved by Edwards or (B) any of the positions listed in Exhibit B hereto to report directly to anyone other than Mutually Approved President.

     14.3 Applicability of Indemnification. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE INDEMNITY OBLIGATION UNDER THIS ARTICLE XIV SHALL APPLY NOTWITHSTANDING ANY INVESTIGATION MADE BY OR ON BEHALF OF ANY INDEMNIFIED PARTY AND SHALL APPLY WITHOUT REGARD TO WHETHER THE LOSS, LIABILITY, CLAIM, DAMAGE, COST OR EXPENSE FOR WHICH INDEMNITY IS CLAIMED HEREUNDER IS BASED ON STRICT LIABILITY, ABSOLUTE LIABILITY OR ARISES AS AN OBLIGATION FOR CONTRIBUTION.

     14.4  Adjustment of Indemnifiable Losses.

           (a) The amount that any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnified Party") shall be reduced (including retroactively) by any Insurance Proceeds and other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Expense or Loss. If an Indemnified Party receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Expense or Loss and subsequently actually receives Insurance Proceeds or other amounts in respect of such Expense or Loss, then such Indemnified Party shall pay to the Indemnifying Party a sum equal to the lesser of (i) the amount of such Insurance Proceeds or other amounts actually received or (ii) the net amount of Indemnity Payments actually received previously. The Indemnified Party agrees that the Indemnifying Party shall be subrogated to such Indemnified Party under any insurance policy.

          (b) An insurer who otherwise would be obligated to pay any claim shall not be relieved of the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit he or she would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

          (c) If any Indemnified Party realizes a Tax benefit or detriment in one or more Tax periods by reason of having incurred a Loss for which such Indemnified Party receives an Indemnity Payment from an Indemnifying Party (or by reason of the receipt of any Indemnity Payment), then such Indemnified Party shall pay to such Indemnifying Party an amount equal to the Tax benefit or such Indemnifying Party shall pay to such Indemnified Party an additional amount equal to the Tax detriment (taking into account, without limitation, any Tax detriment resulting from the receipt of such additional amounts), as the case may be. The amount of any Tax benefit or any Tax detriment for a Tax period realized by an Indemnified Party by reason of having incurred a Loss (or by reason of the receipt of any Indemnity Payment) shall be deemed to equal the product obtained by multiplying (i) the amount of any deduction or loss or inclusion in income for such period resulting from such Loss (or the receipt of any Indemnity Payment or additional amount), as the case may be (without regard to whether such deduction or loss or such inclusion in income results in any actual decrease or increase in Tax liability for such period), by (ii) the highest applicable marginal Tax rate for such period (provided, however, that the amount of any Tax benefit attributable to an amount that is creditable shall be deemed to equal the amount of such creditable item). Any payment due under this Section 14.4 with respect to a Tax benefit or Tax detriment realized by an Indemnified Party in a Tax period shall be due and payable within 30 days from the time the return for such Tax period is due, without taking into account any extension of time granted to the Party filing such return.

          (d) All Indemnity Payments under this ARTICLE XIV shall be denominated in Yen.

     14.5  Procedures for Indemnification of Third-Party Claims.

          (a) In the event of a Third-Party Claim against any one or more of the Indemnified Parties with respect to which an Indemnified Party intends to make any claim for indemnification against Baxter under Section 14.1 or against Edwards under Section 14.2, such Indemnified Party shall promptly give written notice to the Indemnifying Party describing such Third-Party Claim in reasonable detail, and the following provisions shall apply. Notwithstanding the foregoing, the failure of any Indemnified Party to provide notice in accordance with this
Section 14.5(a) shall not relieve the related Indemnifying Party of its obligations under this ARTICLE XIV, except to the extent that such Indemnifying Party is actually prejudiced by such failure to provide notice.

          (b) The Indemnifying Party shall have 20 business days after receipt of the notice referred to in Section 14.5(a) to notify the Indemnified Party that it elects to conduct and control the defense of such Third-Party Claim. If the Indemnifying Party does not give the foregoing notice, the Indemnified Party shall have the right to defend, contest, settle or compromise such Third-Party Claim in the exercise of its exclusive discretion subject to the provisions of Section 14.5(c), and the Indemnifying Party shall, upon request from any of the Indemnified Parties, promptly pay to such Indemnified Parties in accordance with the other terms of this Section 14.5(b) the amount of any Expense or Loss resulting from their liability to the third-party claimant. If the Indemnifying Party gives the foregoing notice, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at its sole expense, the conduct and settlement of such Third-Party Claim, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, provided that (i) the Indemnifying Party shall not thereby permit any lien, encumbrance or other adverse charge to thereafter attach to any asset of any Indemnified Party; (ii) the Indemnifying Party shall not thereby permit any injunction against any Indemnified Party; (iii) the Indemnifying Party shall permit the Indemnified Party and counsel chosen by the Indemnified Party and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Party and such counsel with such information regarding such Third-Party Claim as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel (including allocated costs of in-house counsel and other personnel) shall be borne by the Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such Third-Party Claim include the Indemnified Party and the Indemnifying Party and in the reasonable opinion of counsel to the Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Party (including allocated costs of in-house counsel and other personnel) shall be reimbursed by the Indemnifying Party to the Indemnified Party; and (iv) the Indemnifying Party shall agree promptly to reimburse to the extent required under this ARTICLE XIV the Indemnified Party for the full amount of any Expense or Loss resulting from such Third-Party Claim and all related expenses incurred by the Indemnified Party. In no event shall the Indemnifying Party, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all Liability in respect of such claim. If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any Third-Party Claim as provided above, the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Party to monitor the conduct or settlement of such claim by the Indemnified Party, and the Indemnified Party shall provide the Indemnifying Party and such counsel with such information regarding such Third-Party Claim as either of them may reasonably request (which request may be general or specific), but all costs and expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party.

          (c) So long as the Indemnifying Party is contesting any such Third-Party Claim in good faith, the Indemnified Party shall not pay or settle any such Third-Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Third-Party Claim, provided that in such event the Indemnified Party shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as an Expense or a Loss under this Section 14.5(c). If the Indemnifying Party shall have undertaken the conduct and control of the defense of any Third-Party Claim as provided above, the Indemnified Party, on not less than 30 days prior written notice to the Indemnifying Party, may make settlement (including payment in full) of such Third-Party Claim, and such settlement shall be binding upon the Parties for the purposes hereof, unless within said 30-day period the Indemnifying Party shall have requested the Indemnified Party to contest such Third-Party Claim at the expense of the Indemnifying Party. In such event, the Indemnified Party shall promptly comply with such request and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon subject to all the conditions of Section 14.5(b). Notwithstanding anything in this Section 14.5(c) to the contrary, if the Indemnified Party, in the belief that a claim may materially and adversely affect it other than as a result of money damages or other money payments, advises the Indemnifying Party that it has determined to settle a claim, the Indemnified Party shall have the right to do so at its own cost and expense, without any requirement to contest such claim at the request of the Indemnifying Party, but without any right under the provisions of this Section 14.5(c) for indemnification by the Indemnifying Party.

     14.6 Procedures for Indemnification of Direct Claims. Any claim for indemnification on account of an Expense or a Loss made directly by the Indemnified Party against the Indemnifying Party and that does not result from a Third-Party Claim shall be asserted by written notice from the Indemnified Party to the Indemnifying Party specifically claiming indemnification hereunder. Such Indemnifying Party shall have a period of 30 business days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 business-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30 business-day period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue resolution as provided in
ARTICLE XX

     14.7 No Third-Party Beneficiaries. Except to the extent expressly provided otherwise in this ARTICLE XIV, the indemnification provided for in this Agreement shall not inure to the benefit of any third party or parties and shall not relieve any insurer or other third party who otherwise would be obligated to pay any claim or assume the responsibility with respect thereto, or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto, and each Party agrees to waive such rights against the other to the fullest extent permitted.

     14.8 Remedies Cumulative. The remedies provided in this ARTICLE XIV shall be cumulative and, subject to the provisions of ARTICLE XIX below, shall not preclude assertion by an Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                                  ARTICLE XV
                             COMPLIANCE WITH LAWS

     15.1 Baxter Compliance. Baxter shall comply (or cause compliance) in all material respects with all laws, rules, regulations and directives applicable to the conduct of Baxter's business or the possession of Products pursuant to this Agreement including the following:

          (a) giving prompt written notice to Edwards if Baxter should become aware of any defect or condition (actual or alleged) which may alter the quality of the Products in any material respect or may render any of the Products in violation of any applicable law, rule, regulation or directive including any violation which could require any alteration of the specifications of any Product, affect the sale of any Product, cause revocation of any regulatory approval with respect to any Product or its sale hereunder, or give rise to a claim against Edwards by any person, and Baxter shall promptly notify Edwards upon becoming aware of any changes in any laws, rules, regulations or directives applicable to the manufacture, sale, packaging, labeling, possession or use of the Products;

          (b) keeping appropriate records of all lot coded Products and serial numbered Products shipped to customers; and

          (c) complying with Edwards' reasonable instructions regarding the return or disposal of any Products affected by holds or recalls.

     15.2 Edwards Compliance. Edwards shall comply (or cause compliance) in all material respects with all laws, rules, regulations and directives applicable to the conduct of Edwards' business or the manufacture, packaging, labeling and sale to Baxter of Products pursuant to this Agreement including the following:

          (a) giving prompt written notice to Baxter if Edwards should become aware of any defect or condition (actual or alleged) which may alter the quality of the Products in any material respect or may render any of the Products in violation of any applicable law or regulation of the Territory, including, without limitation, any violation which could require any alteration of the specifications of any Product, affect the sale of any Product, cause revocation of any federal, state or other regulatory approval with respect to any Product or its sale hereunder or give rise to a claim against Baxter by any person; and

          (b) giving prompt written notice to Baxter of any and all Products affected by holds or recalls and, if Edwards requests that Baxter return or dispose of any of such Products, promptly reimburse Baxter for the price paid by Baxter for such returned or disposed Products along with any direct costs of returning or disposing of such Products.

     15.3  Specific Federal Requirements.

          (a) To the extent applicable to the subject matter of this Agreement, and pursuant to the requirements of 42 CFR 420.300 et seq., Baxter shall make available to the Secretary of Health and Human Services ("HHS"), the Comptroller of the General Accounting Office ("GAO"), or their authorized representatives, all contracts, books, documents and records relating to the nature and extent of costs hereunder for a period of four years after the furnishing of services hereunder. In addition, if any part of Baxter's obligations is to be provided by subcontract, Baxter shall require by contract that such subcontractor make available to the HHS and GAO, or their authorized representatives, all contracts, books, documents and records relating to the nature and costs thereunder for a period of four years after the furnishing of services thereunder.

          (b) The services provided hereunder will be provided in compliance with applicable Equal Employment Opportunity requirements including, where applicable, those set forth in Section 202 of Executive Order 11246, as amended.

     15.4  Additional Requirements.

          (a) Baxter will periodically confirm that the Products to be imported are produced under and in accordance with appropriate manufacturing and quality control systems, and such confirmation will include reviewing the current the United States Food and Drug Administration Certificate to Foreign Government
(CFG) document which certifies that the applicable manufacturing plant is in compliance with current Good Manufacturing Practice requirements.

          (b) Edwards will promptly communicate to Baxter any proposed change or changes in the Products having the potential to impact product quality, safety or efficacy, and such changes may include changes in or to: (i) the design of the Product; (ii) the composition or source of any raw material; (iii) the method of producing, processing or testing the Product; (iv) the subcontractors that produce, process or test; (v) the site of manufacture; (vi) labeling; (vii) the design or material of any packaging component; and (viii) the sterilization method, condition or site. Such communications will be directed to Baxter Japan's Regulatory and Scientific Affairs Director and QA Manager.

          (c) Edwards will promptly communicate to Baxter any decision by Edwards to recall or hold any Product if such decision is related to the Product's quality, safety or efficacy, and such communication shall include: (i) Product code number of affected Products, (ii) lot or serial number(s) of affected Products, (iii) the reason for such hold or recall, and (iv) instructions for the disposition of the Products. Such communications will be directed to the President of Baxter.

                                  ARTICLE XVI
                                   INSURANCE

     Each party is responsible for carrying any insurance desired by it in its sole discretion, including comprehensive general liability insurance, insurance to cover its facilities, products liability insurance and business interruption insurance.

                                 ARTICLE XVII
                                 FORCE MAJEURE

     The obligations of either party to perform under this Agreement shall be excused during each period of delay caused by matters (not including lack of funds or other financial causes) such as strikes, supplier delays, shortages of raw materials, government orders or acts of God, that are reasonably beyond the control of the party obligated to perform; provided that nothing contained in this Agreement shall affect either party's ability or discretion with respect to any strike or other employee dispute or disturbance and all such strikes, disputes or disturbances shall be deemed to be beyond the control of such party. A condition of force majeure shall be deemed to continue only so long as the affected party shall be taking all reasonable actions necessary to overcome such condition. If either party shall be affected by a condition of force majeure, such party shall give the other party prompt Notice thereof, which Notice shall contain the affected party's estimate of the duration of such condition and a description of the steps being taken or proposed to be taken to overcome such condition of force majeure. Any delay occasioned by any such cause shall not constitute a default under this Agreement, and the obligations of the parties shall be suspended during the period of delay so occasioned. During any period of force majeure, the party that is not directly affected by such condition of force majeure shall be entitled to take any reasonable action necessary to mitigate the effects of such condition of force majeure, and the provisions of Section 3.1 shall be suspended to the extent necessary to permit any such action, and any financial obligations shall be adjusted in a fair and equitable manner.

                                 ARTICLE XVIII
                                CONFIDENTIALITY

     18.1 Baxter Information. Edwards shall hold (and shall use reasonable efforts to cause its employees and representatives to hold) in confidence (in a manner consistent with Edwards' treatment of its own confidential information) all information concerning Baxter (a) contained in any of the Schedules to this Agreement or otherwise received by Edwards from Baxter after the Effective Date relating to the determination of the fees and charges payable hereunder, (b) obtained from Baxter using access to Baxter's information through any interface between Baxter's systems and Edwards' systems maintained in connection with Baxter's provision of services hereunder, (c) obtained from Baxter in the course of an audit pursuant to Section 6.7, or (d) furnished to or obtained by Edwards after the Effective Date in the course of its receipt of services hereunder. Edwards shall not use such information for any purpose other than as contemplated under this Agreement or for verifying compliance with this Agreement.

     18.2 Edwards Information. Baxter shall hold (and shall use its reasonable efforts to cause its employees and representatives to hold) in confidence (in a manner consistent with Baxter's treatment of its own confidential information) all information concerning Edwards (a) furnished to or obtained by Baxter after the Effective Date in the course of providing services hereunder, or (b) obtained from Edwards using access to Edwards' information through any interface between Baxter's systems and Edwards' systems maintained in connection with Baxter's provision of services hereunder. Baxter shall not use such information for any purpose other than as contemplated under this Agreement or for verifying compliance with this Agreement.

     18.3  General.

          (a) Each party shall be responsible for preventing unauthorized access by such party's agents and employees to data transferred to or otherwise made available to the other party under this Agreement.

          (b) The obligations of confidentiality and nondisclosure imposed under this ARTICLE XVIII shall not apply to data and information that the recipient can demonstrate:

          (i) is published or is or otherwise becomes available to the general public as part of the public domain without breach of this Agreement by the recipient;

          (ii) has been furnished or made known to the recipient by a third party without any obligation on the recipient to keep it confidential and under circumstances that are not known to the recipient to involve a breach of the third party's obligations to the other party;

          (iii) was developed independently of information furnished to the recipient under this Agreement; or

          (iv) was known to the recipient at the time of receipt thereof from the other party, was not improperly obtained from the other party and is not otherwise subject to (a) the confidentiality restrictions contained in the Reorganization Agreement dated as of March 15, 2000, between Baxter International and Edwards Lifesciences or (b) any other obligation to keep it confidential.

     18.4 Injunctive Relief. Each party (the "first party") acknowledges that the other party would not have an adequate remedy at law for the breach by the first party of any one or more of the covenants contained in this ARTICLE XVIII and agrees that, in the event of such breach, the other party may, in addition to the other remedies which may be available to it, apply to a court for an injunction to prevent breaches of this ARTICLE XVIII and to enforce specifically the terms and provisions of this Article.

     18.5 Required Disclosures. The provisions of this Section shall not preclude disclosures required by law; provided, however, that each party will use reasonable efforts to notify the other, prior to making any such disclosure, and permit the other to take such steps as it deems appropriate (including obtaining a protective order) to minimize any loss of confidentiality.

                                  ARTICLE XIX
                      LIMITATION OF LIABILITY AND REMEDIES

     19.1  Damages.

          (a) Except for the right to recover Lost Profits and Harm to Reputation under clauses (a) and (b) of Section 14.1 and clauses (i) and (ii) of
Section 14.2(a) and except for damages asserted by a third party against a party entitled to indemnification hereunder, in no event, whether based on contract, indemnity, warranty, tort (including negligence), strict liability or otherwise, shall either party or any of its directors, officers, employees or agents, be liable for incidental, consequential, special, exemplary, or punitive damages. The foregoing limitation and disclaimer shall apply irrespective of whether the possibility of such incidental, consequential, special, exemplary, or punitive damages had been disclosed in advance or could have reasonably been foreseen.

          (b) The limitations and disclaimers of obligations and liabilities contained in this ARTICLE XIX are intended to apply to the fullest extent permitted by law; provided that such limitations and disclaimers shall not limit amounts payable with respect to any express indemnity provided for in this Agreement.

     19.2  Exclusive Remedies.

          (a) Except in the case of the gross negligence or willful misconduct of Baxter or its Affiliates, Edwards' exclusive remedies against Baxter for any breach of, or other act or omission arising out of or relating to, this Agreement or Baxter's performance hereunder shall be:

          (i) the right to receive refunds of the amount of any payment in excess of amounts owed under this Agreement;

          (ii) the right to require reperformance of any obligation to the extent required pursuant to ARTICLE IX;

          (iii)  the right to indemnification as provided in Section 14.1;

          (iv) the right to injunction, specific performance or other equitable nonmonetary relief when available under applicable law;

          (v) the right to terminate this Agreement for material breach as set forth in Section 13.2; and

          (vi)  the right to actual damages for breach of ARTICLE XVIII.

          (b) Except in the case of the gross negligence or willful misconduct of Edwards or its Affiliates, Baxter's exclusive remedies against Edwards for any breach of, or other act or omission arising out of or relating to, this Agreement or Edwards' performance hereunder shall be:

          (i)  the right to indemnification as provided in Section 14.2;

          (ii) the right to require Edwards to repair or replace (at Edwards' option and expense) any Product that proves not to be in conformity with applicable labeling or specifications, and Edwards shall pay the transportation and other costs incurred by Baxter with respect to any Products returned to Baxter for repair or replacement under this Section 19.2(b)(ii), or, at Edwards' option, reimburse Baxter for any such costs;

          (iii) the right to injunction, specific performance or other equitable non-monetary relief when available under applicable law;

          (iv) the right to terminate this Agreement for material breach as set forth in Section 13.2; and

          (v)  the right to actual damages for breach of ARTICLE XVIII.

                                  ARTICLE XX
                              DISPUTE RESOLUTION

     20.1 General. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this ARTICLE XX, which shall be the sole and exclusive procedures for the resolution of any such disputes.

     20.2 Escalation. The parties will attempt in good faith to resolve any claim or controversy arising out of or relating to the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this mediation and arbitration provision) promptly by negotiations between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for the administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within fifteen days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within 30 days after delivery of the notifying party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

     20.3 Arbitration. Any dispute arising out of or relating to this Agreement or its breach, termination or validity which has not been resolved by the specified non-binding procedure within 90 days of the initiation of the date of delivery of notice shall be settled by binding arbitration in accordance with the CPR Non-Administered Arbitration Rules in effect on the date of this Agreement, by three independent and impartial arbitrators, none of whom shall be appointed by either party. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Lake County, Illinois, or Orange County, California, and shall be determined by the party that initiated the dispute resolution process. The arbitrators may award attorneys' fees in their discretion. Otherwise, the arbitrators are not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover such damages.

     20.4 Procedures. The parties may request limited discovery in accordance with the Federal Rules of Civil Procedure for a period of 120 days after the initiation of the arbitration process. All issues regarding compliance with discovery requests shall be decided by the arbitrators pursuant to the Federal Rules of Civil Procedure. The parties agree that the recipient of a discovery request shall have ten business days after the receipt of such request to object to any or all portions of such request and shall respond to any portions of such request not so objected within 30 business days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. The objecting party shall ensure that all objections and responses are received by the other party within the above time periods; failure to comply with the specified time period shall be addressed as set forth in F.R.C.P. 37. Any party seeking to compel discovery following receipt of an objection shall file with the other party and the arbitrators a motion to compel, including a copy of the initial request and the objection. The arbitrators shall allow ten business days for the responses to the motion to compel before ruling. Claims of privilege and other objections shall be determined as they would be in United States federal court in a case applying Illinois law. The arbitrators may grant or deny the motion to compel, in whole or in part, concluding that the discovery request is or is not appropriate under the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. The statute of limitations of the State of Illinois applicable to the commencement of a lawsuit shall apply to the date of initial written notification of a dispute and shall be extended until commencement of arbitration if all interim deadlines have been complied with by the notifying party.

     20.5 Injunctive Relief. Nothing contained in this ARTICLE XX shall prevent either party from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to one party or to others. The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely either party's right to assert any claim or defense.

                                  ARTICLE XXI
                                   ASSIGNMENT

     21.1 General. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, however, that, except as provided below, Edwards shall not Transfer its interest in the Agreement, including Transfers by operation of law such as by way of merger or consolidation, without Baxter's prior written consent, which consent may not be unreasonably withheld.

     21.2 Transfers by Baxter. Baxter may Transfer its rights and obligations hereunder to any Person to which Baxter shall Transfer the business and assets of Baxter related to Baxter's fulfillment of its obligations hereunder, provided that any such acquiring Person shall assume in writing the portion of Baxter's obligations hereunder relating to the business and assets so Transferred, and shall deliver a signed copy of such assumption instrument to Edwards. Baxter shall have no further liability in connection with any of its obligations so assumed by such acquiring Person.

     21.3 Delegation. Baxter shall have the right to delegate performance of any of its obligations hereunder to any Person that is not a Competitor of Edwards, but no such delegation shall relieve Baxter of any liability therefor except as otherwise provided in Section 21.2.

                                 ARTICLE XXII
                           MISCELLANEOUS PROVISIONS

     22.1 Notices. All notices and other communications required under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, or sent by courier or facsimile transmission (provided that in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand or sent by courier within 2 days of transmission), addressed:

     To Baxter:

               Baxter Limited

               -------------------------

               -------------------------

               -------------------------
               (facsimile number:          )
                                 ----------


          with copies to:

               -------------------------

               -------------------------

               -------------------------

               -------------------------
               (facsimile number:          )
                                 ----------


          To Edwards:

               Edwards Lifesciences LLC

               -------------------------

               -------------------------

               -------------------------
               (facsimile number:          )
                                 ----------


          with copies to:

               -------------------------

               -------------------------

               -------------------------

               -------------------------
               (facsimile number:          )
                                 ----------

until notice of a change in address or addressee is given as provided in this
Section 22.1. All notices given in accordance with this Section 22.1 shall be effective, if delivered by hand or by courier, at the time of delivery, and, if communicated by facsimile transmission, at the time of transmission.

     22.2 Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein.

     22.3 Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in Illinois. Subject to ARTICLE XX (including the right to obtain judgment upon the award rendered by the arbitrators in any court having jurisdiction thereof), any lawsuit arising from or related to this Agreement shall only be brought in the United States District Court for the Northern District of Illinois, the Circuit Court of Lake County, Illinois, the United States District Court for the Central District of California, or the Superior Court of Orange County, California, and the specific choice from among the foregoing shall be determined by the party initiating such lawsuit. To the extent permissible by law, the parties hereby consent to the jurisdiction and venue of such courts. Each party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Illinois law.

     22.4 Amendment; Waiver. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by (a) in the case of Baxter, its President, and (b) in the case of Edwards, its ______________. The waiver by either party of any particular default by the other party shall not affect or impair the rights of the party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by either party to exercise any right arising from any default by the other affect or impair any rights which the nondefaulting party may have with respect to the same or any future default.

     22.5 Severability. If any provision of this Agreement is held to be invalid, illegal, void or otherwise unenforceable in any jurisdiction by reason of any rule of law, administrative decision, judicial decision, public policy or otherwise, such provision shall be ineffective in such jurisdiction to the extent of such invalidity, illegality, voidness or unenforceability without affecting, impairing or invalidating any remaining provisions of this Agreement. Any such invalid, illegal, void or otherwise unenforceable provisions shall be replaced by valid enforceable substitute provisions that are as similar as possible to such invalid, illegal, void or otherwise unenforceable provisions with respect to the economic and other commercial effects upon the parties, which substitute provisions shall be established pursuant to the dispute resolution procedure set forth in ARTICLE XX.

     22.6 Relationship of the Parties. By virtue of this Agreement, neither party shall be deemed the other party's agent, partner, joint venturer, or legal representative, and neither party has express or implied authority to bind the other in any manner whatsoever.

     22.7  Survival. The rights and obligations of the parties under ARTICLE IX,
ARTICLE XI, ARTICLE XIV, ARTICLE XVIII, ARTICLE XIX, and ARTICLE XX and Sections 6.7, 13.1(c), 13.3, 13.4 and 13.5, as well as all rights and obligations with respect to any amounts that remain unpaid under ARTICLE VI hereof as of the date of termination or expiration, shall survive any termination or expiration of this Agreement.

     22.8 Counterparts. For convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

     22.9 Beneficiaries. Except for the provisions of ARTICLE XIV, which are also for the benefit of the other Persons indemnified, this Agreement is solely for the benefit of the parties hereto and their respective Affiliates, successors and permitted assigns and shall not confer upon any other Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

     22.10  Records Retention.

          (a) Each party will retain all information obtained or created in the course of performance hereunder in accordance with the records retention guidelines of the other party existing from time to time. Each party has advised the other of its respective guidelines as in effect on the Effective Date and will advise the other party of any subsequent changes therein.

          (b) The following provisions of this Section apply only to records required for tax purposes as identified in Edwards' record retention guidelines. In accordance with Baxter's records retention policy as of the date hereof with respect to such records, Baxter shall retain (as necessary for a period of up to 10 years or more) all information needed for tax audits which was obtained or created in the course of performance hereunder with respect to Edwards. If any particular hardware or software is necessary to access any information to be retained by Baxter pursuant to this Section 22.10(b), then Baxter shall ensure that it has the continuing right to use such hardware and software for as long as Baxter is obligated to retain such information hereunder. Baxter has advised Edwards of Baxter International's records retention policy currently in effect. Baxter will provide Edwards (and afford Edwards full access to, and the right to inspect and copy at any reasonable time) such information and use of such equipment and software upon Edwards' reasonable request, at no cost to Edwards (other than reasonable out-of-pocket expenses of Baxter). At the expiration of the applicable records retention period, Baxter may dispose of the information upon prior Notice to Edwards. For a period of 45 days immediately following such Notice, Edwards shall have the right to remove and take title to all such information (in any form including books, records, computer tapes, and computer disks). Edwards shall reimburse Baxter for any reasonable out-of-pocket expenses incurred to retain such information after this Agreement is terminated or expires.

          (c) The foregoing record retention requirements are in addition to any record retention requirements that are contained in the Reorganization Agreement between Baxter International and Edwards Lifesciences dated as of March 15, 2000. In the event of any conflict in the period for retention of records between this Agreement and the Reorganization Agreement, the longest retention period shall be applicable.

                                *  *  *  *  *  *

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their authorized representatives as of the effective date of this Agreement.

BAXTER LIMITED                                EDWARDS LIFESCIENCES LLC

By:                                           By:
   ---------------------------                   -------------------------
   Name:                                         Name:
        ----------------------                        --------------------
   Title:                                        Title:
         ---------------------                         -------------------

For purposes of Sections 3.1 and 3.3(b) only:

EDWARDS LIFESCIENCES CORPORATION

By:
   ------------------------------
   Name:
        -------------------------
   Title:
         ------------------------

                                   EXHIBIT A

                           JAPANESE EDWARDS BUSINESS


The Cardiovascular Group sells or is engaged in the development of following product categories in Japan through its three business units (Cardiovascular Surgery or CVS, Anesthesia and Medication Delivery or AMD, Vascular and Interventional Cardiology or VIC);

 . Tissue and mechanical heart valves and rings, pericardial patches, oxygenators, and cardiopulmonary bypass circuits including reservoirs and arterial filters, cardioplegia devices, heart-lung machines, centrifugal pumps, arterial and venous cannulae, CDI oxygen monitor cells, Novacor left ventricular assist devices

 . Thermo-dilution (Swan-Ganz) catheters, pacing catheters, central venous catheters, venous introducers, Invos cerebral tissue oxygen monitor devices, and VIA continuous arterial blood gas monitor devices

 . Direct blood pressure monitor kit, disposable pressure transducers, Embolectomy (Fogarty) catheters, Lifepath abdominal aortic aneurysm endovascular graft system, Datascope intra-aortic balloon pumps and catheters, VasoSeal collagen hemostasis devices, UniCath percutaneous transluminal coronary angioplasty balloon catheters and stents, Medtronic pacemakers

The Cardiovascular Group in Japan also manufacturers Custom Pac cardiopulmonary circuits and direct blood pressure monitor kits at Miyazaki plant.

                                   EXHIBIT B

                              CVG JAPAN EMPLOYEES


List of CVG Japan Employees as of April 1, 2000
-----------------------------------------------

          Exhibit B, List of CVG Japan Employees

            Employee Number        Last Name                   First Name
          -------------------------------------------------------------------
                 1020         Kubota                       Nobuo
                 1042         Koyanagi                     Masanori
                 1047         Mizutani                     Toshiei
                 1048         Mitani                       Takashi
                 1049         Yatagawa                     Toshio
                 1081         Omichi                       Makoto
                 1114         Toki                         Korehiro
                 1184         Kusakabe                     Noriyuki
                 1218         Uematsu                      Yasuo
                 1265         Matsushita                   Satoru
                 1288         Syakagoori                   Shinji
                 1307         Umeda                        Toshiaki
                 1313         Ueno                         Eiichi
                 1329         Nakamura                     Hiroya
                 1332         Fukuhara                     Hitoshi
                 1378         Ayukawa                      Shinichiro
                 1465         Mizuno                       Nobutaka
                 1466         Nawa                         Kiyoshi
                 1485         Syoji                        Kumiko
                 1512         Kawakami                     Toshio
                 1619         Ohuchi                       Hiroaki
                 1710         Hariya                       Akihiko
                 1714         Maruyama                     Satoshi
                 1715         Yagi                         Yasuji
                 1764         Obata                        Masateru
                 1780         Kawamoto                     Teruyuki
                 1784         Kaneko                       Yutaka
                 1805         Kobayashi                    Akito
                 1811         Sakamoto                     Shiro
                 1813         Sadakiyo                     Yuki
                 1817         Sato                         Hiromi
                 1823         Shima                        Hiroshi
                 1837         Tanaka                       Hiroshi

                 1838         Takada                       Koichiro
                 1854         Tominaga                     Munenori
                 1868         Nomoto                       Yoshitaka
                 1871         Hirayama                     Keitaro
                 1873         Himeno                       Tetsuya
                 1877         Fumiyama                     Hideo
                 1878         Fukushima                    Masami
                 1881         Fukushima                    Shinichi
                 1884         Ebihara                      Kuniko
                 1897         Morishige                    Shinji
                 1898         Momono                       Hidetoshi
                 1899         Mogami                       Mikio
                 1907         Yamano                       Satohiro
                 1916         Yumita                       Shin
                 1918         Yoshida                      Katsuto
                 1919         Yokoyama                     Kiyotaka
                 1920         Yoshii                       Akihiro
                 1921         Watanabe                     Hiroshi
                 1925         Ikezawa                      Masumi
                 1944         Takahashi                    Mutsuo
                 1956         Kobayashi                    Minoru
                 1959         Seike                        Hisazou
                 1960         Seki                         Shinzo
                 1962         Tsumugi                      Masaharu
                 1975         Murata                       Tetsumaru
                 1976         Murakami                     Toshiki
                 1985         Ishikawa                     Haruki
                 1993         Murakawa                     Shinsaku
                 1995         Okada                        Mieko
                 2008         Kato                         Suguru
                 2009         Arai                         Kazumi
                 2012         Itaya                        Yukihiko
                 2013         Osaki                        Keisuke
                 2019         Konishi                      Kenichi
                 2021         Shimizu                      Shigehide
                 2027         Nishiyama                    Sadaji
                 2029         Hashimoto                    Susumu
                 2031         Matsui                       Kiyomi
                 2036         Adachi                       Eiji
                 2039         Asano                        Tatsushi
                 2044         Ishizaki                     Junichi
                 2049         Ikegame                      Sumio
                 2052         Iwata                        Noriyuki
                 2055         Ueno                         Toru
                 2067         Ogata                        Daisuke
                 2068         Ozawa                        Kenji

                 2071         Ota                          Keiji
                 2072         Okawa                        Tetsuo
                 2073         Omukai                       Michiharu
                 2074         Okutsu                       Ryuichiro
                 2076         Onuma                        Naoki
                 2101         Nakamaru                     Tamotsu
                 2110         Hamada                       Akio
                 2113         Hayashi                      Hironori
                 2126         Kaneda                       Hitomi
                 2127         Kamizaki                     Taketoshi
                 2128         Sokai                        Yasunori
                 2136         Kawamura                     Toshiyuki
                 2144         Hara                         Yoshihiro
                 2152         Omomi                        Ryuko
                 2157         Saeki                        Aya
                 2162         Maeda                        Naomi
                 2177         Kajiura                      Reiko
                 2179         Tatsumoto                    Masashi
                 2181         Ohara                        Masanori
                 2195         Kato                         Yuji
                 2202         Kawashima                    Mitsuru
                 2242         Maeda                        Tsutomu
                 2275         Ukegawa                      Seiji
                 2295         Shinagawa                    Junichiro
                 2297         Suga                         Hiroshi
                 2299         Tada                         Hiroshi
                 2300         Tamai                        Michihiro
                 2304         Hishida                      Fumiaki
                 2308         Yonemaru                     Akitaka
                 2321         Takeuchi                     Ikuko
                 2337         Yanagida                     Naoyuki
                 2363         Mitsui                       Kenichi
                 2371         Sakurai                      Michio
                 2375         Ariyoshi                     Yasuhiro
                 2389         Morita                       Masahiro
                 2398         Kuroki                       Yasuyuki
                 2415         Shozu                        Masaya
                 2420         Oguma                        Yuko
                 2421         Kato                         Terumi
                 2423         Sakamura                     Fumi
                 2450         Haruta                       Norihisa
                 2452         Furukawa                     Masatoshi
                 2454         Yoneda                       Yasuo
                 2455         Igarashi                     Katsuya
                 2457         Era                          Msatoshi
                 2468         Takahashi                    Shigeharu

                 2477         Yamanaka                     Kenji
                 2481         Shinohata                    Hidemi
                 2487         Hirose                       Michiko
                 2508         Sakashita                    Yuko
                 2538         Suzuki                       Chiaki
                 2556         Saegusa                      Hiroyuki
                 2561         Shoji                        Hiroyoshi
                 2564         Nakanowatari                 Katsuya
                 2565         Nakawatari                   Masashi
                 2566         Hashimoto                    Kenji
                 2595         Miura                        Hieki
                 2646         Watanabe                     Shigeru
                 2648         Miyahara                     Yuho
                 2668         Koshima                      Yuichi
                 2671         Asano                        Fumi
                 2689         Numao                        Fumiko
                 2700         Aratani                      Yasumasa
                 2738         Kuboi                        Kenichi
                 2739         Hiruma                       Eiji
                 2745         Matsugami                    Kyoko
                 2747         Kikuchi                      Norihito
                 2749         Shioji                       Toshikazu
                 2756         Hamada                       Kazuyuki
                 2765         Kawada                       Kuniyuki
                 2774         Ota                          Naoyuki
                 2788         Kouso                        Yasuhiro
                 2805         Otsuka                       Katsuki
                 2816         Sakagoshi                    Seiji
                 2819         Takashima                    Michio
                 2823         Teramoto                     Toshiyuki
                 2838         Meguro                       Yushi
                 2865         Honda                        Akihiko
                 2875         Nakai                        Hideki
                 2876         Inoue                        Takahiro
                 2877         Osaku                        Tomohiro
                 2878         Mori                         Takashi
                 2879         Tsuji                        Soichi
                 2880         Naoe                         Satoko
                 2886         Hidaka                       Ritsuko
                 2887         Era                          Misuzu
                 2888         Hidaka                       Miki
                 2889         Takahashi                    Kyoko
                 2892         Taniguchi                    Yukiko
                 2893         Niisaka                      Yuko
                 2894         Yasuda                       Harumi
                 2895         Seo                          Kifumi

                 2936         Komiya                       Noriko
                 2943         Shingaki                     Keiko
                 2944         Nagaoka                      Keiko
                 2946         Shimizu                      Izumi
                 2947         Nagata                       Hifumi
                 2949         Nukumizu                     Rumi
                 2950         Tezuka                       Kazumi
                 2951         Sakuragi                     Nami
                 2952         Yamazaki                     Yoko
                 2953         Fujisaki                     Mayumi
                 2958         Ishiwata                     Takayuki
                 2961         Uchiya                       Taiki
                 2962         Umeda                        Takanori
                 2966         Kato                         Kumiko
                 2972         Kojima                       Mizuho
                 2978         Takiguchi                    Shinji
                 2980         Nakayama                     Yuichiro
                 2983         Horie                        Hirofumi
                 3004         Kuroki                       Sayumi
                 3007         Maeda                        Kumiko
                 3010         Konishi                      Nobuko
                 3011         Goto                         Masako
                 3012         Kondo                        Yumi
                 3016         Sakuraba                     Tsutomu
                 3017         Kaneko                       Kozue
                 3024         Nakajima                     Hiroe
                 3027         Kataoka                      Yoshio
                 3028         Shiiba                       Satoe
                 3032         Aizawa                       Takeshi
                 3034         Isoda                        Takahiko
                 3039         Ito                          Yukari
                 3041         Mikumo                       Yumi
                 3043         Taniguchi                    Kumiko
                 3048         Kuhara                       Rieko
                 3075         Morimoto                     Shigeo
                 3078         Hamada                       Satomi
                 3079         Nagao                        Sayuri
                 3081         Nagasaki                     Akemi
                 3129         Sasaki                       Tsunaaki
                 3133         Sugimoto                     Shoichi
                 3137         Toyota                       Hidejiro
                 3139         Horiuchi                     Tetsuya
                 3140         Oda                          Toshinobu
                 3143         Togashi                      Hideto
                 3154         Yamauchi                     Akira
                 3170         Yamauchi                     Takeshi

                 3171         Kaidou                       Chie
                 3176         Shimizu                      Junichi
                 3194         Kanaishi                     Yuika
                 3195         Kushima                      Kurumi
                 3199         Kodama                       Naoko
                 3200         Imai                         Emiko
                 3212         Basaki                       Mika
                 3222         Yasuda                       Arumi
                 3226         Yamamoto                     Yoshitaka
                 3243         Miyake                       Toshiharu
                 3244         Omata                        Hiroshi
                 3245         Asai                         Mitsuki
                 3246         Mochihara                    Yumi
                 3247         Horimoto                     Keiko
                 3248         Yasuda                       Saori
                 3249         Yamamoto                     Miki
                 3253         Nagasawa                     Akira
                 3255         Yamazaki                     Manabu
                 3257         Otahara                      Aki
                 3268         Nagatomo                     Yayoi
                 3285         Ichikawa                     Takayuki
                 3287         Mizutani                     Hideki
                 3289         Nakamura                     Kenji
                 3290         Nakamura                     Tomokazu
                 3291         Nishikawa                    Kazuhiko
                 3292         Sakurai                      Masatoshi
                 3294         Tsuiki                       Shoutarou
                 3295         Makino                       Morihide
                 3296         Waji                         Masayuki
                 3297         Tsunoda                      Noriko
                 3299         Murai                        Aki
                 3300         Yamaguchi                    Satoko
                 3304         Kanzaki                      Takafumi
                 3305         Kuroki                       Junko
                 3308         Tanaka                       Shoko
                 3309         Yachi                        Mayumi
                 3315         Ito                          Yohei
                 3317         Mori                         Yusuke
                 3319         Sasaki                       Rie
                 3347         Togawa                       Daisuke
                 3352         Kobayashi                    Yuko
                 3353         Fukusumi                     Yukitomo
                 3355         Nakamura                     Reiko
                 3356         Otsuki                       Hirono
                 3370         Kondo                        Jyunko
                 3371         Nagasaki                     Yuki


                 3379         Kikuchi                      Toshihiko
                 3386         Omatsu                       Koichi
                 4005         Haraguchi                    Noriko
                 4007         Kawamura                     Seiko
                 4011         Todoroki                     Yoshiko
                 4014         Masaoka                      Yuko
                 4045         Tsuru                        Hideyuki
                 4052         Morinaga                     Tamako
                 4053         Uchitake                     Mako
                 4055         Sato                         Yukiko
                 4063         Wakasa                       Yuki
                 4070         Nozaki                       Hirotaka
                 4071         Nobutoki                     Akihisa
                 4072         Ogata                        Rika
                 4073         Yamashita                    Satomi
                 4086         Yasumori                     Noriyuki
                 4089         Shindo                       Yuka
                 4090         Goto                         Yoshimi
                 4097         Kawabata                     Nobumichi
                 4098         Nagai                        Reiko
                 4099         Nakane                       Kosaku
                 4105         Umehara                      Tsuguaki
                 4107         Arita                        Miwako
                 4108         Kimura                       Satomi
                 4109         Tsue                         Hiroko
                 4113         Suzuki                       Sadashi
                 4114         Sato                         Yukari
                 4116         Iwasa                        Makoto
                 4120         Ichitani                     Yoshiki
                 4123         Ishii                        Yoshiyuki
                 4124         Miyamoto                     Shinichiro
                 4125         Sato                         Isanori
                 4127         Kato                         Masanori
                 4138         Yamaguchi                    Kenichi
                 4139         Kikuchi                      Mihoko
                 4140         Sato                         Yoshihide
                 4145         Idebata                      Ryoko
                 4146         Hamada                       Atsuyo
                 4163         Kumasegawa                   Keiko
                 4164         Shibata                      Yoko
                 4166         Sasaki                       Yuji
                 4174         Kimura                       Yukihiro
                 4175         Ishimura                     Yuka
                 4176         Sakakibara                   Yumi
                 4179         Saito                        Danro
                 4194         Sugawara                     Yoshifumi


                 4200         Kuboi                        Kenji
                 4212         Honjyo                       Atsushi
                 4220         Kato                         Kosuke
                 4221         Kato                         Kaori
                 4222         Kushima                      Miho
                 4223         Saito                        Hifumi
                 4224         Nishihara                    Mieko
                 4235         Kuraki                       Hiroshi
                 4236         Inabe                        Junpei
                 4237         Minami                       Aiko
                 4246         Miki                         Masahiro
                 4248         Takemoto                     Sayuri
                 4249         Harada                       Emi
                 4254         Julian                       King
                 4267         Hayasaka                     Hajime
                 4270         Sekido                       Akira
                 4273         Saneyasu                     Tomomi
                 4274         Nishino                      Makiko
                 4275         Sawamoto                     Shinichi
                 4277         Honda                        Tsutomu
                 4278         Morikawa                     Eiji
                 4290         Hatazawa                     Yoshinkori
                 4302         Suzuki                       Kazuya
                 4304         Morita                       Koki
                 4306         Matsumura                    Nobuyoshi
                 4307         Kumasaki                     Kenichi
                 4308         Kato                         Etsuko
                 4310         Ikeda                        Naomi
                 4312         Takahagi                     Hiroko
                 4315         Kasutani                     Koji
                 4317         Kusaka                       Shinji
                 4331         Ushiyama                     Mie
                 4344         Terabayashi                  Mai
                 4345         Kuramochi                    Yugo
                 4347         Takigawa                     Kiyoko
                 4348         Futami                       Siro
                 4354         Sakamoto                     Eriko
                 4368         Kuniko                       Inoue
                 4372         Atomi                        Michihiro
                 4383         Mtsumoto                     Takashi
                 4386         Okamoto                      Tadao
                 4389         Watanabe                     Hirofumi
                 4390         Ogata                        Nozomu
                 4391         Okuzawa                      Daisuke
                 4392         Hashizume                    Kenichi
                 4393         Nakamura                     Kimiatsu

                 4394         Miyamoto                     Koji
                 4395         Ono                          Atsuko


Direct Reporting Positions
--------------------------

Exhibit B, Direct Reporting Positions


         Name                                  Responsibilities
-----------------------------------------------------------------------------
Kosuke Kato                                    GM, CVS
                                               Manufacturing
Akihiko Honda                                  GM, AMD
Pawan Tomkoria                                 GM, VIC
                                               Logistics
Hitoshi Fukuhara                               Finance
                                               Information Services
Shinsaku Murakawa                              Business Development
                                               Communications
Masami Ikezawa                                 Human Resources
                                               General Administrative
Takeshi Aizawa                                 Regulatory Affairs
                                               Quality Control
Open                                           Regal

                                  SCHEDULE A

                                BAXTER'S DUTIES

1. Sales. Baxter shall use commercially reasonable efforts to make sales the Products in accordance with the following, and such efforts shall be in lieu of any standard of performance implied by any applicable statute or regulation:

     1.1  Baxter shall generate sales interest in the Products.

     1.2 Baxter shall promote sales of the Products, and such promotion shall be at a level that is no less than the level of promotion by Baxter prior to the Effective Date.

     1.3 Baxter shall participate with Edwards in quarterly reviews of Baxter's performance relative to applicable service levels.

     1.4 Baxter shall permit Edwards to offer sales incentives directly to Baxter sales personnel in accordance with Baxter's marketing plan.

2. Marketing. Baxter shall use commercially reasonable efforts to market the Products in accordance with the following and such efforts shall be in lieu of any standard of performance implied by any applicable statute or regulation:

     2.1 Baxter shall provide all appropriate marketing services that are reasonably commensurate with the Product sales targets agreed upon by the parties.

     2.2 Baxter shall develop and implement a marketing plan for the Territory and shall use reasonable efforts to ensure that such plan complements Edwards' overall marketing strategy.

     2.3 Baxter shall maintain its own communications resources and, prior to publication, shall submit to Edwards for Edwards' approval all Baxter promotional/communication endeavors specifically referring to the Products.

3.   Materials Management.

     3.1 Finished Goods Requirements Planning. Baxter will adhere to reasonable stocking, storage and delivery levels established by Edwards for the Products in the Territory; provided that Baxter shall not be required to carry more than 60 days inventory on hand in the Territory based upon either (a) sales targets agreed upon by the parties, if any; or
          (b) Baxter's forecasts provided in accordance with Section 3.5 of this Schedule.

     3.2 Purchasing. Baxter shall submit purchase orders to Edwards for the Products as follows:

          3.2.1 to Edwards' Affiliate in Horw, Switzerland, for heart valves and rings;

          3.2.2 to Edwards' Affiliate in Sau Paolo, Brazil, for Products produced by Edwards Lifesciences Macchi Ltda.; and

          3.2.3 to Edwards in Irvine, California, for Products sourced from the United States.

     3.3 Pick-Up. Upon notification by Edwards, Baxter (or its designee) shall promptly pick up from the applicable Edwards' manufacturing or distribution facilities the Products ordered by Baxter; provided that Edwards shall continue to ship directly to customers in the Territory those Products that the Japan Edwards Business drop shipped to customers in the Territory from its manufacturing and distribution facilities prior to the Effective Date. Edwards shall continue to ship such Products using a common carrier designated by Baxter.

     3.4 Inspection. Baxter shall implement inspection procedures to verify that the Products are free from damage when received.

     3.5 Reporting. Baxter shall provide to Edwards a monthly sales report detailing Product sales for such month by customer, subdivision and Product.

     3.6 Tracing Reports. In addition, upon Edward's reasonable request, Baxter will provide to Edwards electronically (to the extent that Baxter is reasonably capable) a sales tracing report. At a minimum, such report will include for all Products (a) the model number, (b) the quantity shipped, (c) the average selling price, (d) the lot number or serial number, and (e) the customer name and address.

     3.7 Forecasts. Within seven business days after the end of each calendar month, Baxter shall provide to Edwards a rolling twelve-month forecast (beginning with the then-current month) of Baxter's requirements for the Products including such requirements for sales, samples, promotions, consignment, inventories and backorders. Baxter shall send each forecast to Irvine, California, or shall load it into Baxter's Global Data Exchange system in a manner that will permit access by Edwards.

4.   Distribution.

     4.1  Warehouse Management.

          4.1.1 Baxter will be responsible for the management of all Baxter facilities.

          4.1.2 Except as otherwise agreed, Baxter will adhere to existing receiving, storage, and shipping practices including such practices applicable to time-/ temperature-sensitive Products.

     4.2  Order Fulfillment.

          4.2.1  Baxter shall take and process customer orders for the Products.

          4.2.2 Baxter will pick, pack, and ship each customer order in accordance with the terms of the order or other terms agreed upon between Baxter and the customer.

     4.3  Outbound Shipment.

          4.3.1 Baxter shall be responsible for the selection and routing (private fleet or commercial carrier) of each customer order.

          4.3.2 Baxter shall pay for freight for all outbound shipments (i.e., shipments to customers).

          4.3.3 Baxter will be responsible for freight claims and will be responsible for resolving with customers any disputes regarding product deliveries, shortages, and overages.

     4.4 Lot Tracing. For each Product shipment, Baxter shall maintain records including the model number, lot or serial number, quantity shipped, and the name and address of the first consignee.

     4.5 Returned Goods Management. Except as otherwise provided in connection with FCAs, Baxter shall be solely responsible for all dealings with customers related to Product returns.

     4.6 Customer Service. Baxter shall provide customer service and support as follows:

          4.6.1 Product/Service Specifications. Baxter shall forward to Edwards any requests for Product information that is not reasonably available to Baxter.

          4.6.2 Service Commitment. Baxter shall use commercially reasonable efforts to provide high-quality, professional customer service to customers of the Products .

          4.6.3 Order Tracing. Baxter shall maintain the ability to identify to customers the location of Products in the order process.

     4.7  Post-Sales Service.

          4.7.1 Credit and Collection. Baxter shall be responsible for all collection and credit approval processes for all invoices. Baxter shall have the sole authority to issue credits.

          4.7.2 Credits for Shortages, Damages, and Misdeliveries. Baxter shall issue credits and resolve customer issues . Baxter shall communicate with Edwards regarding same if there are recurring problems that may affect Edwards' responsibilities.

          4.7.3 Pricing Disputes. Baxter will handle pricing disputes between Baxter and its customers.

          4.7.4 Back Order Status and Resolution. Baxter will be accountable for managing customer communication of back orders to provide accurate and timely information on resolution. Appropriate product substitution information will be communicated to customer. Baxter will transmit back order details in the same manner as such details were transmitted immediately prior to the Effective Date.

          4.7.5 Product Complaint. Initial customer complaints will be logged by Baxter customer service and forwarded to Edwards' Vice President of Regulatory Affairs (or such person's designee) at a frequency to be agreed upon by the parties. Such complaints may be escalated for resolution per applicable regulatory procedures.

     4.8  Pricing/Billing.

          4.8.1  Baxter will negotiate the delivered price for the Products.

          4.8.2  Baxter shall process all billing to the customer.

     4.9 Product Registrations. Baxter shall hold all Product registrations and shall be the importer of record for all Products.

5.   Communications With Regulatory Agencies.

     5.1 The parties shall mutually agree upon a strategy for all communications by Baxter with applicable regulatory authorities in connection with the Products.

     5.2 Baxter shall be responsible for communications with applicable regulatory authorities in the Territory if such regulatory authorities require notification in connection with their regulation of the Products.

     6.   Product Field Corrective Actions.

     6.1 Baxter shall cooperate with Edwards in performing any FCA by identifying affected Products and customers, developing an action-specific management plan detailing specific responsibilities, and notifying customers of any such action. Baxter shall encourage customers to follow instructions related to any hold or recall situation.

     6.2 Baxter shall perform field corrective action ("FCA") services in a manner consistent with the quality systems, procedures and specifications as of the Effective Date including:

          6.2.1 identification of customers who received the Product involved in the FCA;

          6.2.2 notification to customers of the FCA in accordance with the FCA strategy developed by Edwards;

          6.2.3 retrieval of affected Products from customers and storage of such Products inside a Baxter facility for up to six months from the date of initiation of the FCA;

          6.2.4 if instructed by Edwards, shipment of Products affected by the FCA to Edwards, freight collect;

          6.2.5 minor inspection of Products by Baxter if required by the FCA strategy developed by Edwards;

          6.2.6 discard and destruction of Products by Baxter utilizing nonhazardous waste disposal methods;

          6.2.7 preparation of an FCA report for Edwards that identifies all customers that received the affected Product, defines the number of Product units returned to Baxter, specifies the number of Product units used by the Customer, and specifies any evidence of harm or injury related to the use of the affected Product; and storage of Products affected by an FCA for periods longer than six months or storage of such Products in rented trailers; an incoming inspection of all Products for open FCAs for periods longer than 12 months from the date of initiation of the FCA; and

          6.2.8  third-party invoices for any of the services listed above.

     6.3 At Edwards' request and with Edwards' approval, Baxter shall perform FCA services not included above for additional compensation to be agreed upon. Edwards will be invoiced separately for such additional services. Examples of additional FCA services addressed by this
          Section include:

          6.3.1 all third-party invoices related to expenses incurred by Baxter that arise out of the need for Edwards to issue an FCA for Products;

          6.3.2 inspection (if more than minor) or rework of Products by Baxter;

          6.3.3 storage of Products affected by an FCA for periods longer than six months or storage of such Products in rented trailers; and

          6.3.4 incoming inspection of all Products for open FCAs for periods longer than 12 months from the date of initiation of the FCA.

     6.4 Baxter shall use commercially reasonable efforts to accomplish the FCA tasks identified within the time periods specified by Edwards in its FCA strategy. If extraordinary volume or other circumstances make such time periods impracticable, Edwards and Baxter will make reasonable adjustments by extending time periods, setting priorities or otherwise.

     6.5 Subject to local restrictions regarding disposition of affected Products, routine dispositions (as designated by Edwards) shall be issued to Baxter's facilities within five business days, and Baxter shall process such dispositions within five business days thereafter.

     6.6 Subject to local restrictions regarding disposition of affected Products, expedited or extraordinary dispositions (as designated by Edwards) shall be issued to

          Baxter's facilities within one business day, and Baxter shall process such dispositions within one business day.

     6.7 Reconciled disposition reports for quantity variance shall be negotiated between Baxter and Edwards at the time of disposition.

     6.8 The necessity for and content of sampling plans and protocols shall be negotiated by the parties at the time of the FCA.

7. Consultation. Baxter shall consult with Edwards prior to implementing any capital expenditure that could be expected to have a substantial impact upon pricing under Article 5.2 above. Any capital expenditure or series of related capital expenditures related to the Japanese CVG Business which shall exceed (Yen)_________ shall be deemed to have a substantial impact on pricing for purposes of this provision.

                                   SCHEDULE B

                                EDWARDS' DUTIES


1.   Sales.
     -----

     1.1 Edwards shall participate with Baxter in quarterly reviews of performance relative to applicable service levels.

     1.2 Edwards shall develop and provide to Baxter a recommended price list for the Products.

     1.3 Edwards shall work with Baxter to develop mutually agreed-upon sales targets.

2.   Marketing.
     ---------

     2.1 Edwards shall develop a marketing plan and shall provide Baxter with access to Edwards' global marketing, strategic and other information that Baxter will need in order to fulfill its duties under this Agreement and to maintain and expand the Japanese Edwards Business. Edwards shall provide reasonable assistance and advice regarding clarification and implementation of Edwards' marketing strategy.

     2.2 Edwards shall maintain its own communications resources and will coordinate communications messages with Baxter where appropriate. If Baxter is required to obtain Edwards approval regarding a communication, Edwards shall not unreasonably withhold or delay such approval.

3. Notification. Edwards shall notify Baxter when the Products ordered by Baxter are ready for pick-up by Baxter (or its designee) from AEI (Edwards' freight forwarder) or from Edwards' warehouses in Irvine, California; Memphis, Tennessee; Anasco, Puerto Rico; Horw, Switzerland; or Uden, The Netherlands. Notwithstanding the foregoing, Edwards shall continue to ship directly to customers in the Territory those Products that the Japan Edwards Business drop shipped to customers in the Territory from its manufacturing and distribution facilities prior to the Effective Date. Edwards shall continue to ship such Products using a common carrier designated by Baxter.

4. Training. Edwards shall provide to Baxter a reasonable amount of training in connection with the sales, marketing and distribution of Products. Edwards shall provide a trainer at Edwards' cost and expense, provided that Baxter shall pay all costs and expenses of its personnel attending such training.

5. Product Changes. Edwards will promptly notify Baxter of any proposed change or changes in the Products having the potential to impact product quality, safety and/or efficacy, and such changes include changes in (a) product design; (b) composition or source or any raw material; (c) method of producing, processing or testing; (d) subcontractors for producing, processing or testing; (e) site of manufacture;

     (f) labeling, (g) design and material of any packaging component; and (h) sterilization method, condition and/or site.

6. Packaging Quality and Load Build Configuration. Edwards shall be responsible for ensuring that the quality of packaging and load build configuration will conform to uniform distribution standards (e.g., palletized, etc.) as agreed by the parties.

7. Returned Goods Processing. Edwards shall promptly provide instructions to Baxter regarding the disposal or return to Edwards of Products returned by customers.

8.   Product FCAs.
     ------------

     8.1 Edwards shall provide to Baxter in a format to be agreed upon by the parties all information reasonably required by Baxter to perform Baxter's duties in connection with Product FCAs. Such information shall include, without limitation, product identifiers, reason priority, and any information related to disposition plans.

     8.2 Edwards shall have sole authority to initiate any FCA. If Edwards is required to initiate an FCA for any Product, Edwards' Vice President, Quality (or such person's designee) shall notify the senior Baxter quality or regulatory officer for the Territory (or such person's designee).

     8.3 Edwards shall cooperate with Baxter in performing any FCA by identifying affected Products and customers, developing an action-specific management plan detailing specific responsibilities, and notifying customers of any such action. Edwards and Baxter shall encourage customers to follow instructions related to any FCA situation.

9. Customer Service Support. Edwards will use commercially reasonable efforts to provide Product-related technical support to Baxter, including the basic technical information resident on Edwards' computer system, technical letters and clinical information. Edwards will respond to Product-related technical questions from or referred by Baxter.

10. Technical Support. Edwards shall continue to provide technical support services in the same manner as provided in connection with the Japanese Edwards Business prior to the Effective Date.